UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

MORTLOCK VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0489800
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

102 - 7281 Cambie Street Vancouver, British Columbia Canada	V6P 3H4
(Address of principal executive officers)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common shares, par value of $0.001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ⁫

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [x]

Securities Act registration statement file number to which this form relates: 333-134883

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form SB-2 (File No. 333-134883) as originally filed with the Securities and Exchange Commission on June 9, 2006 or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

3	Corporate Charter (incorporated by reference from Mortlock’s Registration Statement on Form SB-2 filed on June 9, 2006, Registration No. 333-134883)

3 (i) Articles of Incorporation (incorporated by reference from Mortlock’s Registration Statement on Form SB-2 filed on June 9, 2006, Registration No. 333-134883)

3 (ii) By-laws (incorporated by reference from Mortlock’s Registration Statement on Form SB-2 filed on June 9, 2006, Registration No. 333-134883)

4	Stock Specimen (incorporated by reference from Mortlock’s Registration Statement on Form SB-2 filed on June 9, 2006, Registration No. 333-134883)

10.1	Transfer Agent and Registrar Agreement (incorporated by reference from Mortlock’s Registration Statement on Form SB-2 filed on June 9, 2006 Registration No. 333-134883)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

MORTLOCK VENTURES INC.

By: MICHAEL LAIDLAW

Michael Laidlaw
Chief Executive Officer, President and
Director

July 3, 2006